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                                                                   EXHIBIT 23.6


                      CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in the April 12, 1999 Registration Statement on Form S-3D of our report, dated January 14, 1998, except for Note 14 as to which the date is February 5, 1998, relating to the consolidated financial statements of Button Gwinnett Financial Corporation and subsidiary for the two years ended December 31, 1997, contained in the Annual Report on Form 10-K for the year ended December 31, 1998.


                                       /s/ Mauldin & Jenkins, LLC


Atlanta, Georgia
April 12, 1999